SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2005

Non-Invasive Monitoring Systems, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

0-13176	59-2007840
(Commission File Number)	(I.R.S. Employer Identification No.)

1666 Kennedy Causeway Avenue, Suite 308 North Bay Village Florida	33141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 861-0075

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 – UNREGISTERED SALE OF EQUITY SECURITIES.

Effective August 18, 2005, Non-Invasive Monitoring Systems, Inc. (the “Company”) closed on a financing transaction with a group of private investors (“Investors”) of $950,000. The financing consisted of the sale of two components: (a) an aggregate of Nineteen Million (19,000,000) shares of the Company’s common stock; and (b) Warrants registered in the name of each Investor to receive an aggregate of Nine Million, Five Hundred Thousand (9,500,000) shares of Common Stock to be issued to the Investors pro rata based upon their investment, with an exercise price of $0.15 (with the right to a cashless exercise) and an expiration date of February 18, 2007.

The shares of the Company’s common stock underlying the securities sold in this financing transaction may be registered for resale on a Registration Statement to be filed by the Company if the Investors holding at least 50% of the securities request such registration. This right expires when the common stock becomes eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933. In addition, for a period of five years, the Investors shall have unlimited “piggy-back” registration rights of the shares of common stock on registration statements which permit the sale of securities to the public (excepting Form S-8).

The form of stock purchase agreement is attached hereto as Exhibit 4.1

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibits	Description
4.1	Form of Stock Purchase Agreement between Non-Invasive Monitoring Systems, Inc. and Certain Investors, exhibits attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, INC.

Dated: August 18, 2005	/s/ Marvin A. Sackner
Marvin A. Sackner,
Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Stock Purchase Agreement between Non-Invasive Monitoring Systems, Inc. and Certain Investors, exhibits attached.